EXHIBIT 10.1

AMENDMENT NO. 4 (this “Amendment”), dated as of May 11, 2018, among ARAMARK Services, Inc., a Delaware corporation (the “U.S. Borrower”), SUMITOMO MITSUI BANKING CORP. (the “Yen Term C Lender”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Agent”) to the Credit Agreement, dated as of March 28, 2017 (as amended by Incremental Amendment No. 1, dated as of September 20, 2017, as further amended by Incremental Amendment No. 2, dated as of December 11, 2017, as further amended by Amendment No. 3, dated as of February 28, 2018 and as amended, supplemented, amended and restated or otherwise modified from time to time prior to the Amendment No. 4 Effective Date (as defined below), the “Existing Credit Agreement”), among the Borrowers (as defined therein), Holdings, the Subsidiary Guarantors (as defined therein) from time to time party thereto, the Agent and the other parties thereto from time to time. The Existing Credit Agreement as amended hereby is referred to as the “Amended Credit Agreement.” Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement.
WHEREAS, the U.S. Borrower and the Yen Term C Lender desire to amend the Credit Agreement to reduce the Applicable Rate with respect to the Yen Term C Loans on the terms set forth herein; and
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendment.

(a)The Existing Credit Agreement is, effective as of the Amendment No. 4 Effective Date, hereby amended by replacing clause (c) of the definition of “Applicable Rate” in Section 1.01 with the following:

“(c) with respect to Yen Term C Loans, 1.50%;”.
(b)The parties hereto agree that (x) the current Eurocurrency Interest Period for the Yen Term C Loans shall continue after giving effect to Amendment No .4 (which, for the avoidance of doubt, shall end on May 31, 2018) and (y) the Eurocurrency Rate for the Yen Term C Loans determined for the current Eurocurrency Interest Period shall be deemed to be 0.00%.

Section 2.Representations and Warranties. The U.S. Borrower represents and warrants to the Agent and the Yen Term C Lender that:

(a)The execution and delivery of this Amendment is within the U.S. Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action of the U.S. Borrower. This Amendment has been duly executed and delivered by the U.S. Borrower and is a legal, valid and binding obligation of the U.S. Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity. This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to the U.S. Borrower or any of the Restricted Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the U.S. Borrower or any of the Restricted Subsidiaries or their respective assets, or (other than as contemplated by this Amendment) give rise to a right thereunder to require any payment to be made by the U.S. Borrower or any of the Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the U.S. Borrower or any of the Restricted Subsidiaries, except Liens created pursuant to the Loan Documents, except, in the case of each of clauses (a) through (d) above, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.

(b)After giving effect to this Amendment, the representations and warranties set forth in Article III of the Amended Credit Agreement or in any other Loan Document are true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects; and

(c)After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.Effectiveness. The Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) that each of the conditions set forth below in this Section 3 has been satisfied:

(a)Execution of this Amendment. The Agent (or its counsel) shall have received from the U.S. Borrower, the Agent and the Yen Term C Lender either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of the Amendment.

(b)Officers’ Certificate. The Agent shall have received an Officers’ Certificate, dated as of the Amendment No. 4 Effective Date, certifying that the representation and warranty set forth in each of Section 2(a), 2(b) and 2(c) hereof is true and correct on and as of the Amendment No. 4 Effective Date.

(c)Fees. The Agent shall have received all out-of-pocket expenses (including the reasonable documented fees and expenses of external legal counsel) for which invoices have been presented to the U.S. Borrower at least two days prior to the Amendment No. 4 Effective Date.

Section 4.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.Applicable Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The U.S. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 6.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

Section 7.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Agent or the Issuing Banks, in each case under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The U.S. Borrower, on behalf of itself and each Loan Guarantor, reaffirms its obligations and the obligations of each Loan Guarantor under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the Amendment No. 4 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. The U.S. Borrower, on behalf of itself and each of the Loan Guarantors, hereby consents to this Amendment and confirms that all obligations of the U.S. Borrower or each such Loan Guarantor under the Loan Documents to which the U.S. Borrower and such Loan Guarantor is a party shall continue to apply to the Amended Credit Agreement. This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ARAMARK SERVICES, INC.

By:	/s/ Maureen Baureis
Name: Maureen Baureis
Title: Assistant Treasurer

JPMORGAN CHASE BANK, N.A.,
as Agent

By:	/s/ Tony Yung
Name: Tony Yung
Title: Executive Director

SUMITOMO MITSUI BANKING CORP.,
as Yen Term C Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director